Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Omnibus Incentive Plan of Zions Bancorporation of our reports dated February 27, 2015, with respect to the consolidated financial statements of Zions Bancorporation and the effectiveness of internal control over financial reporting of Zions Bancorporation included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

July 1, 2015